Exhibit 10.84

                    SEPARATION AGREEMENT AND GENERAL RELEASE


         THIS SEPARATION AGREEMENT AND GENERAL RELEASE is made and entered into by and between HARRY M. CALL (hereinafter referred to as "Employee") and GOODY'S FAMILY CLOTHING, INC. (hereinafter referred to as "Company").

                               STATEMENT OF FACTS

         Employee desires to resign from the Company to pursue other opportunities. Employee desires to accept the following agreements, and Employee and the Company desire to settle fully and finally any differences and disputes between them, including, but in no way limited to, any differences and disputes that might arise, or have arisen, out of Employee's employment with the Company, and the termination thereof.

                               STATEMENT OF TERMS

         In consideration of the premises and mutual promises herein contained, it is agreed as follows:

         Section 1.........Non-Admission of Liability.
                           --------------------------

         This Separation Agreement and General Release (the "Agreement") shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to Employee or any other person, or that Employee has any rights whatsoever against the Company (except as expressly recited in this Agreement), and the Company specifically disclaims any liability to or wrongful acts against Employee or any other person, on the part of itself, its employees or its agents.

         Section 2.        Termination of Employment.
                           -------------------------

         Employee represents, understands and agrees that his employment with the Company will terminate on July 28, 2000 (the "Date of Termination").

         Section 3.        Return of Consideration.
                           -----------------------

         Subject to Section 11 of this Agreement, Employee understands that this Agreement is final and binding. If Employee attempts to challenge the enforceability of this Agreement, he shall initially tender to the Company, by certified funds delivered to the Company, all monies and other value he receives pursuant to this Agreement, and shall invite the Company to retain such monies and agree with him to cancel this Agreement. In the event the Company accepts this offer, the Company shall retain such monies and this Agreement shall be cancelled. In the event the Company does not accept such offer, the Company shall so notify Employee, and shall place such monies in an interest-bearing escrow account pending resolution of the dispute as to whether this Agreement shall be set aside and/or otherwise rendered unenforceable.

         Section 4.        Consideration.
                           -------------

                  a. Severance Payment. The Company agrees to pay Employee a severance payment in the total gross amount of FOUR HUNDRED SEVENTY-ONE THOUSAND SIX HUNDRED SEVENTY-ONE AND 68/100 DOLLARS ($471,671.68), less applicable tax withholding and other standard deductions. Employee acknowledges that this payment is in consideration of his execution of this Agreement and provides him with an additional payment to which he would otherwise not be entitled. The consideration to be paid by the Company to the Employee as recited in this
Section 4a. shall occur within fifteen (15) days after the " Date of Termination".

                  b. Continuing  Compensation  and Benefits.  In addition to the severance payment recited in Section 4a. above, the Employee shall be entitled to receive his current compensation and benefits through the Date of Termination. After the Date of Termination, the Employee may exercise his right under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") to continue his health coverage through the Company's existing group health plan, provided Employee exercises such rights and otherwise complies with the terms and conditions of COBRA.

                  c. Other Benefit Plans. The Company has awarded the Employee with Company stock option awards through the Company's 1991 Stock Incentive
Plan, 1993 Stock Option Plan and 1997 Stock Option Plan (collectively, the "Stock Option Plans"). The Employee is a participant in the Company's 401(k) Retirement Plan and the Company's Executive Deferral Plan (jointly, the
"401(k)"). Notwithstanding anything to the contrary in this Agreement, the Employee's rights, if any, in the Stock Option Plans and the 401(k) shall be governed solely by the terms and conditions of the Stock Option Plan and 401(k).

         Section 5.        Cessation of Authority.
                           ----------------------

         Employee understands and agrees that after July 7, 2000, he was no longer authorized to incur any expenses, obligations or liabilities, or to make any commitments on behalf of the Company. Employee agrees to submit to the Company within twenty (20) days from the Date of Termination any and all expenses incurred by him through July 7, 2000. Such expenses shall be paid by the Company in accordance with its existing policies and procedures.

         Section 6.        Return of Company Materials and Property.
                           ----------------------------------------

         Employee understands and agrees that he will turn over to the Company on or before his execution of this Agreement all files, memoranda, records, credit cards and other documents, physical or personal property which he received from the Company and/or which he used in the course of his employment with the Company and which are the property of the Company. Employee agrees, represents and acknowledges that as a result of his employment with the Company, he has had in his custody, possession and control proprietary documents, data, materials, files and other similar items concerning proprietary information of the Company as described in the Employment Agreement dated May 20, 1998 attached as Exhibit "A" to this Agreement (the "Employment Agreement"), and Employee acknowledges, warrants and agrees that he has returned all such items and any copies or extras thereof and any other property, files or documents obtained as a result of his employment with the Company and he has held all such confidential and proprietary information in trust and in strict confidence and will continue to do so, and that he has complied and will comply with Section 12 of the Employment Agreement regarding proprietary information, and will not utilize or disclose any confidential or proprietary information of the Company to any other person or entity for any reason whatsoever.

         Section 7.        Employment Agreement; No Solicitation.
                           -------------------------------------

         Employee understands and agrees that the terms of Section 12 of the Employment Agreement are fully enforceable and remain in full force and effect.

         Section 8.        No Obligation.
                           -------------

         Employee agrees and understands that his entitlement to receive the consideration set forth above is conditioned upon his execution of this Agreement and his compliance with the terms of Section 12 of the Employment Agreement.

         Section 9.        Severability.
                           ------------

         The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. This Agreement shall survive the termination of any arrangements contained herein.

         Section 10.       Consultation with an Attorney.

         The Company advises Employee to consult with an attorney prior to executing this Agreement. Employee agrees that he has had the opportunity to consult counsel if he chose to do so. Employee further acknowledges that he has had ample time in which to execute this Agreement, and that he has had sufficient time to read and consider this Agreement before executing it. Employee acknowledges that he is responsible for any costs and fees resulting from his attorney reviewing this Agreement. Employee agrees that he has carefully read this Agreement and understands its contents, that he signs this Agreement voluntarily, with a full understanding of its significance, and intending to be bound by its terms.

         Section 11.       Period of Consideration; Right to Revoke.
                           ----------------------------------------

         Employee acknowledges that in further consideration of his release of any claims under the Age Discrimination in Employment Act, and in compliance with such Act, may take up to twenty one (21) days to decide whether he wants to accept and sign this Agreement. Employee acknowledges that if he signs this Agreement within less than 21 days, such decision was knowing and voluntary on his part and in no way was coerced by the Company. If Employee signs this Agreement, Employee may revoke and cancel this Agreement at any time within seven (7) days after each party's execution of this Agreement by providing written notice of revocation to the Company. If Employee does so revoke, this Agreement will be null and void. This Agreement shall not become effective and enforceable until after the expiration of this seven (7) day revocation period; after such time, if there has been no revocation, the Agreement shall be fully effective and enforceable on the day following such seven (7) day revocation period.

         Section 12.   Complete Release; Promise Not to Sue on Claims Released.
                       -------------------------------------------------------

         As a material inducement to the Company to enter into this Agreement, Employee hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and each of the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, parent companies, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such parent companies, divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively "Releasees"), or any of them, from any and all, but not limited to, rights arising out of alleged violations or breaches of any contracts, express or implied, or any tort, or any legal restrictions on the Company's right to terminate employees, or any federal, state or other governmental statute, regulation, or ordinance, including, without limitation: (1) Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, (race, color, religion, sex, and national origin discrimination); (2) 42 U.S.C. ss. 1981 (discrimination); (3) the Americans with Disabilities Act (disability discrimination); (4) 29 U.S.C. ss.ss. 621-624 (the Age Discrimination in Employment Act); (5) 29 U.S.C. ss. 206(d)(1) (equal pay); (6) Executive Order 11246 (race, color, religion, sex and national origin discrimination); (7)
Executive Order 11141 (age discrimination); (8) Section 503 of the Rehabilitation Act of 1973 (handicap discrimination); (9) intentional or negligent infliction of emotional distress or "outrage"; (10) defamation; (11) interference with employment; (12) wrongful discharge; (13) invasion of privacy, or (14) any claim of any other type whatsoever arising out of his employment by the Company or the termination thereof, which Employee now has, owns or holds, or claims to have, own or hold, or which Employee at any time heretofore had, owned or held, or claimed to have, owned or held, against each or any of the Releasees at any time up to and including the date of this Agreement; provided, however, that the Employee does not release the Company from any claims related to a breach by the Company of its obligations hereunder. Nothing herein shall be deemed to be a release of the Employee's rights, if any, to indemnification pursuant to any Company insurance contract, or provision of the Company's Charter or the Company's Bylaws which purports to create, for the benefit of the Employee, rights to indemnification.

         Employee acknowledges that the severance payment recited in Section 4a. of this Agreement is further being given to him in return for his promise not to initiate any court or judicial-type proceeding against the Company that involves any claim that he has released in this Section 12 and that if he breaches his promise not to sue he will pay all costs and expenses of defending against such suit incurred by the Company.

         As a further material inducement to the Employee to enter into this Agreement, the Company hereby irrevocably and unconditionally releases acquits and forever discharges Employee from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, related to Employee's employment relation with the Company; provided, however, that the Company does not release Employee from any claims related to a breach by the Employee of his obligations hereunder. The Company promises not to initiate any court or judicial-type proceeding against the Employee that involves any claim that it has released in this Section 12 and if the Company breaches its promise not to sue, the Company will pay all costs and expenses of defending against such suit incurred by Employee.

         Section 13.       Resignation.
                           -----------

         Simultaneous with the execution of this Agreement, Employee will certify in writing to the corporate secretary of the Company that he has resigned as a member of the Board of Directors of the Company and all other positions and all other capacities of the Company and its subsidiaries. The effective date of such resignations shall be July 28, 2000.

         Section 14.        Confidentiality.
                           ----------------

         Employee agrees to hold this Agreement and the terms of it in confidence and not to disclose the existence, content or details thereof to anyone, other than to his spouse, his attorneys, accountants and/or tax advisers, who must be advised of and agreed to be bound by the confidentiality provision, except as required by law, rule or regulation. The Company, its officers, directors and employees likewise agree to keep this Agreement and its contents confidential, except as required by law, rule or regulation. Company may disclose the existence of this Agreement and/or its details to those individuals (including the Company's lenders, external accounting firms and law firms) or other management officials who have a "need to know" in the furtherance of their official duties, or in furtherance of the Company's business interest.

         Section 15.  Non-Disparagement; Cooperation.

         Employee agrees not to indulge in any conduct that is intended to reflect adversely upon the Company, its employees, officers, directors and shareholders. Employee further agrees not to make any statements that may be reasonably construed to disparage the reputation or character of the Company or its employees, officers, directors or shareholders. The Company's officers and directors agree that they will not: (i) make any statements that may be reasonably construed to disparage the reputation or character of Employee or,
(ii) indulge in any conduct that is intended to reflect adversely upon Employee. Upon request from future potential employers, the Company agrees to provide a reference (consistent with the Company's current policy) reflecting Employee's date of hire, his date of resignation, and his position with the Company.

         In consideration of the payments made by the Company to Employee as described in Section 4a. of this Agreement, Employee agrees to cooperate without additional compensation (except for Employee's reasonable out-of-pocket expenses such as travel, meals and lodging) with the Company and its attorneys in the defense of all claims or actions (whether in an administrative agency or in court) involving the Company. Such cooperation shall include, but not be limited to, making himself available as reasonably requested to meet with the Company's attorneys to discuss his knowledge of pertinent facts and to prepare for his testimony concerning those facts, appearing as required at deposition or trial to testify as to those facts, and testifying truthfully to the best of his abilities. In the event that he is required to testify at deposition or at trial in connection with any such action, the Company will provide him legal representation at the deposition and/or trial.

         Section 16.       No Other Representations.
                           ------------------------

         Employee represents and acknowledges that in executing this Agreement he does not rely, and has not relied, upon any representation or statement not set forth herein made by any of the Releasees or by any of the Releasees' agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

         Section 17.  Prevailing Party.

         In the event that any lawsuit or proceeding is brought to enforce the terms of this Agreement, the prevailing party shall recover against the other party reasonable attorneys' fees and expenses incurred in connection with such action, including any appeals.

         Section 18.  Choice of Law.

         This agreement shall be construed and interpreted according to the laws of the State of Tennessee.

         Section 19.       Sole and Entire Agreement.
                           -------------------------

         This Agreement sets forth the entire agreement between the parties hereto, and supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter hereof with the exception of
Section 12 of the Employment Agreement, which remains in effect to the extent it is not inconsistent with this Agreement.

         Employee warrants that he has had ample time to consider this Agreement, that he understands its provisions, and that he enters into this Agreement voluntarily and after having the opportunity to receive the advice and counsel of his attorney.

     PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

         Executed at Knoxville, Tennessee this __18th____ day of July, 2000.


Sworn to and subscribed                              ____/s/ Harry M. Call____
                                                         -----------------
before me this _18th___ day                                   Harry M. Call
                ----
of July 2000.


___/s/ Benjamin E. Williams_______________
   ------------------------
         NOTARY PUBLIC

My Commission Expires: 11/05/2003

         [NOTARY SEAL]



         Executed at Knoxville, Tennessee this __18th___ day of July 2000.

                                                 GOODY'S FAMILY CLOTHING, INC.


                                              By:      /s/ Robert M. Goodfriend
Sworn to and subscribed before me
this               day of July, 2000.
     -------------


         /s/ Benjamin E. Williams
                                                       NOTARY PUBLIC

My Commission Expires:

         [NOTARY SEAL]






H:HR\Separation Agreements\Harry Call.doc



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